UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED: AUGUST 23, 2004)


                                                               IRS Employer
Commission       Registrant; State of Incorporation;           Identification
File Number      Address; and Telephone Number                 Number
-----------      -----------------------------------           ----------------

1-13739          UNISOURCE ENERGY CORPORATION                  86-0786732
                 (An Arizona Corporation)
                 One South Church Avenue, Suite 100
                 Tucson, AZ 85701
                 (520) 571-4000

1-5924           TUCSON ELECTRIC POWER COMPANY                 86-0062700
                 (An Arizona Corporation)
                 One South Church Avenue, Suite 100
                 Tucson, AZ 85701
                 (520) 571-4000

ITEM 2.02. DISCLOSURE OF RESULTS AND FINANCIAL CONDITION
--------------------------------------------------------

     On August 23, 2004, UniSource Energy Corporation (UniSource Energy) issued a press release announcing second quarter and year-to-date earnings for the period ended June 30, 2004 for UniSource Energy and Tucson Electric Power Company (TEP). UniSource Energy and TEP will amend their prior Securities and Exchange Commission filings on Form 10-K for the year ended December 31, 2003 and on Form 10-Q for the quarter ended March 31, 2004 to restate prior financial statements to reflect the effect of procedural changes related to the estimation of unbilled revenue. A copy of the press release is attached as Exhibit 99. On August 5, 2004, UniSource Energy disclosed in an 8-K that it would likely delay the filing of its Report on Form 10-Q for the period ended June 30, 2004 and was considering restatement of prior financial statements.

      The earnings release includes the presentation of TEP, UniSource Energy Services (UES) and Millennium Energy Holdings, Inc.'s (Millennium) net income or loss on a per UniSource Energy share basis. UniSource Energy believes that the presentation of TEP, UES and Millennium net income or loss on a per UniSource Energy share basis, non-GAAP financial measures, provide useful information to investors by disclosing the results of operations of its business segments on a basis consistent with UniSource Energy's reported earnings.

      Exhibit 99 UniSource Energy Corporation Press Release, dated August 23, 2004.


                                 - Page 2 of 3 -

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

                                           UNISOURCE ENERGY CORPORATION
                                                    (Registrant)


                                                /s/ Kevin P. Larson
                                           -----------------------------
Date: August 24, 2004                        Vice President and Principal
                                                  Financial Officer


                                           TUCSON ELECTRIC POWER COMPANY
                                                    (Registrant)


                                                /s/ Kevin P. Larson
Date: August 24, 2004                      -----------------------------------
                                             Vice President and Principal
                                                  Financial Officer


                                 - Page 3 of 3 -